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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the reference to our firm under the captions "Selected Consolidated Financial Data" and "Experts" in the Registration Statement (Form S-3) and related Prospectus of Amylin Pharmaceuticals, Inc. for the registration of shares of its common stock and to the incorporation by reference therein of our report dated January 18, 1996, with respect to the consolidated financial statements of Amylin Pharmaceuticals, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.

                                          ERNST & YOUNG LLP

San Diego, California
October 11, 1996